As filed with the Securities and Exchange Commission on April 3, 2017

Registration No. 333-75259

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCB Financial Corp

(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-1469837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 Riverbend Avenue,

Lewis Center, Ohio 43035

(740) 657-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew C. Tomb, Esq.

Executive Vice President,

General Counsel and Chief Risk Officer

First Commonwealth Financial Corporation

601 Philadelphia Street

Indiana, Pennsylvania 15701

(724) 463-2030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on March 30, 1999 by DCB Financial Corp, an Ohio corporation (the “Registrant”):

Registration Statement on Form S-3D, File No. 333-75259, registering 100,000 shares of common stock, no par value per share, for issuance under the DCB Financial Corp. Dividend Reinvestment and Stock Purchase Plan.

On April 3, 2017, pursuant to the Agreement and Plan of Merger, dated as of October 2, 2016, by and between the Registrant and First Commonwealth Financial Corporation (“FCF”), the Registrant merged with and into FCF, with FCF being the surviving entity (the “Merger”).

In connection with the Merger, the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Indiana, Commonwealth of Pennsylvania, on April 3, 2017.

FIRST COMMONWEALTH FINANCIAL CORPORATION As successor to DCB Financial Corp

By:	/s/ Matthew Tomb
	Name:	Matthew Tomb
	Title:	Executive Vice President, Chief Risk Officer and General Counsel